Exhibit 3.28

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

DELPHI GLOBAL REAL ESTATE SERVICES, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”), dated as of December 2, 2009 by DELPHI PROPERTIES MANAGEMENT LLC, the undersigned sole member (the “Member”) of DELPHI GLOBAL REAL ESTATE SERVICES, LLC, a Michigan limited liability company (the “LLC”).

NOW, THEREFORE, the Member, intending to be legally bound, agrees as follows:

Section 1.1.     Definitions. For the purposes of this Agreement, the following capitalized words and terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any Person, directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Control” means the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust. The terms “Controlling” and “Controlled” shall have correlative meanings.

“Entity” means any general partnership, limited partnership, firm corporation, limited liability company, unlimited liability company, association, joint venture, venture capital fund, trust, business trust, trustee, heir, executor, administrator, legal personal representative, estate, group, body corporate, unincorporated association or organization, governmental entity, cooperative, syndicate or other entity, whether or not having legal status.

“Person” means any individual or Entity.

Section 1.2.    Formation, Duration. The term of the LLC commenced on December 2, 2009 with the filing of a Certificate of Formation with the Secretary of State of the State of Michigan. The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement. The Member may terminate this Agreement and dissolve the Company at any time.

Section 1.3.    Name. The name of the LLC shall be Delphi Global Real Estate Services, LLC, or such other name or names as the Member may from time to time designate; provided that the name shall always contain the words “Limited Liability Company,” “L.L.C.” or “LLC.”

Section 1.4.    Purpose. The LLC is organized for any lawful business purpose or activity which may be conducted by a limited liability company under the Michigan Limited Liability Company Act, as in effect from time to time (the “Act”).

Section 1.5.    Authorized Person. James P. Whitson was designated as an authorized person on behalf of the LLC, within the meaning of the Act, to execute, deliver and file the Certificate of Formation required or permitted by the Act to be filed in the office of the Secretary of State of the State of Michigan. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Michigan, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.

Section 1.6.    Membership Interests. The LLC shall have one class of Membership Interests (the “Membership Interests”). Membership Interests shall not be evidenced by a Certificate of Membership Interest.

Section 1.7.    Registered Agent. The registered agent and the registered office of the LLC in the State of Michigan is c/o The Corporation Company, 30600 Telegraph Road, Bingham Farms, Michigan 48025.

Section 1.8.    Management. The LLC shall be managed and the conduct of its business will be controlled by the Member. The LLC shall have such officers as the Member shall determine from time to time.

Section 1.9.    Indemnification. To the fullest extent permitted by law, the LLC shall indemnify and hold harmless, and may advance expenses to, the Member, its Affiliates and any of their respective officers, directors, employees, stockholders, partners (limited and/or general), managers, members, consultants or agents and each person acting in any such capacity for the LLC (each an “Indemnitee” and collectively, the “Indemnitees”), from and against any and all claims and demands whatsoever arising, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim and any tax imposed on an Indemnitee in respect of amounts of indemnification received hereunder) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the affairs of the LLC. In furtherance of the foregoing, an Indemnitee shall be entitled to indemnification hereunder unless there has been a final, non-appealable determination by a court of competent jurisdiction that the claim giving rise to such indemnification was caused solely by Indemnitee’s conduct and such conduct constituted fraud, bad faith, willful misconduct or gross negligence. The provisions of this section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains the Member or any Affiliate of the Member, or an officer, director, employee, stockholder, partner (limited and/or general), manager, consultant or agent of any such member or Affiliate. The satisfaction of any indemnification and any holding harmless pursuant to this Section 1.9 shall be from and limited to LLC assets (including insurance and any agreements pursuant to which the LLC, its officers or employees are entitled to indemnification), and the Member shall not have any personal liability on account thereof.

Section 1.10.    Insurance. The LLC may purchase and maintain insurance, on behalf of the Indemnitees and such other persons as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with the LLC’s activities, regardless of whether the LLC would have the obligation to indemnify such person against such liability under the provisions of this Agreement. The LLC shall purchase such insurance if it is available on terms the Member concludes are reasonable.

Section 1.11.    No Rights of Recovery. The LLC acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, the Member or any of its Affiliates, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the LLC, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

Section 1.12.    Covenant Not to Sue. The LLC hereby covenants and agrees, to the fullest extent permitted by law, that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, in the name of or on behalf of any of the LLC or any other person, any proceeding or bring any other claim arising under, or in connection with, this Agreement or otherwise relating hereto, against the Indemnitees.

Section 1.13.    Suits and Judgments. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent shall not, by itself, create a presumption that an Indemnitee is not entitled to indemnification under this Agreement.

Section 1.14.    Rights. The right of any Indemnitee to the indemnification expressly provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

Section 1.15.    Expenses. Expenses reasonably incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the LLC prior to the final disposition thereof after receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if there is a final adjudication, after all possible appeals have been exhausted, by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified hereunder.

Section 1.16.    Exculpation. Except as otherwise required by law or as expressly set forth in this Agreement, the Member shall not be liable, in damages or otherwise, to the LLC or any Affiliate of the LLC for any act or omission performed or omitted by any of them, except for any act or omission with respect to which a court of competent jurisdiction has issued a final, nonappealable judgment that the Member was grossly negligent or engaged in willful misconduct.

Section 1.17.    Liability of Member. Except as otherwise required by law or as expressly set forth in this Agreement, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being the Member, whether to the LLC, to the creditors of the LLC or to any other third person.

Section 1.18.    Governing Law; Severability. This Agreement shall be construed in accordance with the laws of the State of Michigan. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 1.19.    Amendments. The Member may amend this Agreement at any time by written instrument signed by it and filed with the records of the Company. Pending any replacement or amendment of this Agreement, it is intended that the provisions of the Act be controlling as to any matters not set forth in this Agreement.

Section 1.20.    Counterparts. This Agreement may be executed in original, facsimile or electronic mail PDF counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned sole Member has caused this Agreement to be signed as of the date first above written.

SOLE MEMBER:

Delphi Properties Management, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Vice President, General Counsel,
Secretary and Chief Compliance Officer

[Signature Page to Operating Agreement of Delphi Properties Management LLC]

FIRST AMENDMENT TO

THE LIMITED LIABILITY COMPANY AGREEMENT OF

DELPHI GLOBAL REAL ESTATE SERVICES, LLC

THIS FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF DELPHI GLOBAL REAL ESTATE SERVICES, LLC (the “Company”) is made as of April 22, 2010 (this “Amendment”), by its sole member, Delphi Properties Management LLC (the “Member”). Unless otherwise indicated, all defined terms used herein shall have the meanings set forth in the Agreement (as hereinafter defined).

WHEREAS, the Member is a party to a Limited Liability Company Agreement of the Company, dated as of December 2, 2009, (the “Agreement”);

WHEREAS, the Member desires to amend the Agreement to provide for a Board of Managers.

NOW, THEREFORE, the Member hereby agrees to amend the Agreement as follows:

1. Section 1.1 of the Agreement is hereby amended by adding the following definitions after the definition of “Entity” and before the definition of “Person”:

“Manager” means a member of the Board

“Officer” shall have the meaning as defined in paragraph 1.8.G.

2. Section 1.8 of the Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

“Section 1.8. Management. The management of the Company shall be vested in the Board of Managers (the “Board”). The decision of a majority of the Managers attending a meeting shall be controlling. The Board shall have all authority, rights and powers in the management of the Company’s business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Board on behalf of the Company in accordance with the provisions hereof shall constitute the act of and shall serve to bind the Company.

A. Board Size; Composition. The number of Managers which shall constitute the initial Board shall be three (3). The number of Managers shall be set by the Member as it determines from time to time to be in the best interests of the operation of the Company. The initial Managers of the Company shall be John A. Jaffurs, Sean P. Corcoran and Jeffrey J. Beaudoen (who shall act as designated broker for the Company). Each Manager shall hold office until a successor has been elected or otherwise designated in accordance with the Act or this Agreement or until his earlier resignation or removal.

B. Appointment of Managers; Vacancies. Each Manager appointed in conjunction with this Section 1.8 may be removed at any time by the Member, with or without cause and for any reason whatsoever. Any vacancy on the Board shall be filled through an appointment of a replacement Manager by the Member; provided, however, that should the Manager acting as the designated broker of the Company resign or be removed, such vacancy shall be filled by a licensed real estate broker who can act as the designated broker of the Company.

C. Meetings; Quorum. A meeting of the Board may be held at any time or from time to time in the discretion of the Board, with or without advance notice. The attendance at a meeting of a majority of all Managers shall constitute a quorum for purposes of all business.

D. Action by Board Without a Meeting. Any action permitted or required by the Act or this Agreement to be taken by the Board may be taken without a meeting if all Managers consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board.

E. Bank Accounts. The Managers shall have the right to cause the Company to open and maintain bank accounts, and all funds of every kind and nature received by the Company shall be deposited in such accounts. Signatories for such accounts shall be authorized from time to time by the Managers.

F. Officers. The Managers may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, Treasurer and Chief Tax Officer) to any such person. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Michigan Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Managers may delegate to any such person such authority to act on behalf of the Company, as the Managers may from time to time deem appropriate. Any delegation pursuant to the provisions hereof may be revoked at any time by the Managers. The Managers may remove any person as an Officer at any time in their discretion. Those persons serving as Officers of the Company on the date hereof shall remain as such Officers until removed in accordance with the provisions hereof.

i. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Managers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

ii. Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the Michigan Business Corporation Act.

3. Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Agreement are hereby ratified and confirmed and remain in full force and effect.

4. Effect of Amendment. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment.

5. Captions. The captions used in this Amendment are for convenience of reference only and do not constitute a part of this Amendment and shall not be deemed to limit, characterize or in any way affect any provision of this Amendment, and all provisions of this Amendment shall be enforced and construed as if no caption had been used in this Amendment.

6. Entire Agreement. The Agreement (as amended by this Amendment) and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter contained herein and therein. The Agreement (as amended by this Amendment) and the Certificate of Formation replace and supersede all prior agreements by and among the Members with respect to the subject matter contained herein and therein.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

IN WITNESS WEHREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement effective as of the day and year first above written.

DELPHI PROPERTIES MANAGEMENT LLC

By:	/s/ John A. Jaffurs
Name:	John A. Jaffurs
Title:	President